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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 12, 2001


                                RSA Security Inc.
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               (Exact name of registrant as specified in charter)


Delaware                          000-25120                  04-2916506
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(State or other juris-            (Commission                (IRS Employer
diction of incorporation)         File Number)               Identification No.)


36 Crosby Drive, Bedford, Massachusetts                           01730
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (781) 301-5000


                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS.

     On February 12, 2001, RSA Security Inc., a Delaware corporation (the "Company"), consummated the transactions (the "Closing") contemplated by the Agreement and Plan of Merger, dated as of February 1, 2001 (the "Merger Agreement"), by and among the Company, Xcert International, Inc., a Delaware corporation ("Xcert"), and Walnut Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"). Pursuant to the Merger
Agreement: (1) Sub merged with and into Xcert, with Xcert remaining as the surviving corporation and a wholly owned subsidiary of the Company, and (2) the Company acquired all of the capital stock of Xcert outstanding immediately prior to the Closing. The purchase price for the acquisition was approximately $67.5 million in cash, plus acquisition costs. In addition, the Company assumed all Xcert stock options outstanding immediately prior to the Closing. The transaction will be accounted for as a purchase. The Company's press release, dated February 13, 2001, announcing the Closing is filed as Exhibit 99 hereto.


Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)  Exhibits

Exhibit No.              Description
-----------              -----------

   99                    Press Release, dated February 13, 2001, announcing the closing of the
                         Company's acquisition of Xcert International, Inc.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2001                   RSA SECURITY INC.
                                          -----------------
                                          (Registrant)


                                          By: /s/ John F. Kennedy
                                              --------------------------------
                                              Name: John F. Kennedy
                                              Title: Senior Vice President,
                                                     Finance and Operations,
                                                     and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.              Description
-----------              -----------

   99                    Press Release, dated February 13, 2001, announcing the closing of the
                         Company's acquisition of Xcert International, Inc.